EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219078 on Form S-8 of the Standard Bank, PaSB 401(k) Plan of our report dated June 28, 2019, relating to our audit of the financial statements and supplemental schedule of the Standard Bank, PaSB 401(k) Plan, which appears in this Annual Report on Form 11-K of the Standard Bank, PaSB 401(k) Plan for the year ended December 31, 2018.

Cranberry, Pennsylvania
June 28, 2019